CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-50817) of AT&T Corp. of our report dated June 22, 2005 relating to the financial statements and supplemental schedule of the AT&T Long Term Savings Plan for Management Employees, which appears in this Form 11-K.





PricewaterhouseCoopers LLP
Florham Park, New Jersey

June 28, 2005